Exhibit 4.13
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
FIFTEENTH AMENDMENT TO
AGREEMENT 319-I
THIS FIFTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 1st DAY OF FEBRUARY, 2009 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABAILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE NAMED “THE CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE NAMED “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:
W I T N E S S E T H
WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;
WHEREAS, on May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “First Amendment” to the Agreement, in order to substitute transponder (***) for (***);
WHEREAS, on January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Second Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) and (***) transponders changed from (***);
WHEREAS, on March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Third Amendment” to the Agreement, in which HUGHES’s obligation to take the (***);
WHEREAS, on May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Fourth Amendment” to the Agreement, in which the Parties agreed to substitute transponder (***);
WHEREAS, on January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Fifth Amendment” to the Agreement, in which the Parties (***);
WHEREAS, on February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION executed a “Sixth Amendment” to the Agreement in which the Parties agreed to (***);
WHEREAS, on March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Seventh Amendment” to the Agreement in which, among others, THE CLIENT (***);
WHEREAS, on May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed an “Eighth Amendment” to the Agreement in which, among others, THE CLIENT exercised the (***) under the Second clause of the Seventh Amendment;
WHEREAS, on September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Ninth Amendment” to the Agreement in which, among others, THE CLIENT (***) in Satmex 5 satellite, transponder (***);
WHEREAS, on June 14, 2005, SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp. entered into an Agreement for (***) on Satmex 5, hereinafter the “(***)”;
WHEREAS, on September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District of Mexico;
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
WHEREAS, on December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Tenth Amendment” to the Agreement in which, among others, THE CLIENT (***), applying this capacity of (***) to CLIENT’S Bottom of Social Cover Program (“FONCOS”);
WHEREAS, on January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed an “Eleventh Amendment” to the Agreement in which, among others, THE CLIENT restructured the capacity for (***) on Satmex 5 satellite and (***);
WHEREAS, on February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Twelfth Amendment” to the Agreement in which, among others, the Parties agreed to (***) in Satmex 5 satellite, under certain specific capacity commitment terms; and
WHEREAS, on September 15, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Thirteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***) on Satmex 6 satellite.
WHEREAS, on August 1st, 2008, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Fourteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***).
NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Fourteenth Amendment, the Parties agree as follows:
A G R E E M E N T
FIRST.- As of the Execution Date, THE CLIENT and SATMEX agree to decrease the satellite capacity (***) of Satmex 5, transponder (***), Region(***), in order to result a total contracted capacity of (***).
The Parties agree that this capacity decrease is in accordance with the terms and conditions of the CAPACITY COMMITMENT established in the Third Clause of the Fourteenth Amendment.
Furthermore, the Parties agree THE CLIENT will use the total amount of (***) transponders, this amount includes the transponders for fixed capacity, which remains as agreed in the Fourteenth Amendment. Therefore, the transponders related to the fixed capacity and CAPACITY COMMITMENT are as follows:
a) Fixed Capacity:

Bandwidth
Satellite	Band		Txdrs		Region		MHz		Period
Satmex 5	(***	)	(***	)	(***	)	(***	)	(***	)
Note: SATMEX will not unreasonably refuse THE CLIENT’s request to change the assigned fixed transponder to another fixed transponder from time to time. The intent of the Parties respecting this Clause is that THE CLIENT is committing until the end of the Period established on the abovementioned table, but the actual assigned transponders may shift during the Term hereof.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
b) CAPACITY COMMITMENT:

Satellite	Band		Transponders		Region		Bandwith		Period
Satmex 5	(***	)	(***	)	(***	)	(***	)	(***	)
			(***	)			(***	)	(***	)
			(***	)			(***	)	(***	)
			(***	)			(***	)	(***	)
Moreover, in accordance with the Third Clause of the Fourteenth Amendment, the Parties hereby agree that Client will vacate (***) and (***) on (***).
SECOND.- Both Parties agree that pricing for Satmex 5 and Satmex 6 satellite transponders will be defined in accordance with the total capacity usage on both satellites in accordance with the Third clause of the Twelfth Amendment:

Quantity	Monthly Rate		Monthly Rate
(Total # of 36 MHz equivalent	Per Transponder		Per MHz
Transponders used)	(U.S. Dollars)		(U.S. Dollars)
(***)	(***	)	(***	)
(***)	(***	)	(***	)
(***)	(***	)	(***	)
The Parties agree that (***) will not be accumulated as part of THE CLIENT’s obligation to fulfill the CAPACITY COMMITMENT.
THE CLIENT agrees that it should pay SATMEX for the Satmex 5 services the (***).
If THE CLIENT (***) in Satmex 6 satellite, the (***) established in clause Third of the Thirteenth Amendment shall apply.
THIRD.- THE CLIENT shall pay SATMEX a monthly rate for the Space Segment Capacity Service calculated by applying the RATE CARD established in Second Clause of this Amendment.
FOURTH.- The term of this Fifteenth Amendment shall commence from the Execution Date and shall terminate when THE CLIENT fulfills its CAPACITY COMMITTMENT on a period no longer than the TERM OF THE AMENDMENT established on the Fourteenth Amendment.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
FIFTH.- All notices to be provided under this Amendment shall be in writing and shall be delivered either (i) personally with corresponding acknowledgement of receipt; (ii) by registered mail with acknowledgment of receipt; (iii) by an electronic fax transmission with confirmation via e-mail; or (iv) by any electronic mean with acknowledgement of receipt, to the following addresses, fax numbers or e-mail addresses:

If to THE CLIENT:		If to SATMEX:

HUGHES NETWORK SYSTEMS		SATÉLITES MEXICANOS, S.A. DE C.V.
11717 Exploration Lane		Av. Paseo de la Reforma no. 222,
Germantown MD 20876, USA		Torre de Oficinas, Piso 20, Col. Juárez,
Phone:	+ (301) 428 7064	C.P. 06600, México, D.F.
Fax:	+ (301) 548 1925	Phone:	+ (52 55) 26 29 58 52
E-mail:	kalinyak@hns.com	Fax:	+ (52 55) 26 29 58 92
Attn:	Kenneth Kalinyak	E-mail:	gerardo.isunza@satmex.com
	Senior Manager Satellite	Attn:	Gerardo Isunza
Sales Director

Billing Contact:		Billing Contact:

HUGHES NETWORK SYSTEMS		SATÉLITES MEXICANOS, S.A. DE C.V.
11717 Exploration Lane		Av. Paseo de la Reforma no. 222,
Germantown MD 20876, USA		Torre de Oficinas, Piso 20, Col. Juárez,
Phone:	+ (301) 212 7818	C.P. 06600, México, D.F.
Fax:	+ (301) 428 1868	Phone:	+ (52 55) 26 29 58 00 Ext.: 717
E-mail:	satloukat@hns.com	Fax:	+ (52 55) 26 29 58 90
Attn:	David Satloukat	E-mail:	blanca.real@satmex.com
	Vice-President Operations	Attn:	Blanca Real
Billing and Collection Manager
SIXTH.- This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement
SEVENTH.- Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.
This Fifteenth Amendment is signed in counterparts, one copy remaining in possession of each Party, in Mexico City, as of the Execution Date first written above.

FOR THE CLIENT	FOR SATMEX

/s/ PHILIP K. O’BRIEN PHILIP K. O’BRIEN	/s/ PATRICIO E. NORTHLAND PATRICIO E. NORTHLAND
VICE PRESIDENT	GENERAL DIRECTOR
SIGNATURE PAGE OF THE FIFTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I EXECUTED BY AND BETWEEN HUGHES NETWORK SYSTEMS AND SATELITES MEXICANOS, S.A. DE C.V.
CONFIDENTIAL

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